UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA  50588

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 6, 2010, the Office of Thrift Supervision (“OTS”) issued a Supervisory Directive to MetaBank, our wholly owned subsidiary (the “Bank”). This Supervisory Directive clarified and supplemented an initial Supervisory Directive dated August 31, 2010, which was followed by communications and meetings between the OTS and senior management of the Bank.  These directives are referred to collectively as the “OTS Directives.”  The OTS Directives arose from a comprehensive examination of the Bank.

The OTS Directives, based on OTS’ assessment of the Bank’s third-party relationship risk, enterprise risk management, and rapid growth (attributable to its Meta Payment Systems® division (“MPS”)) require the Bank to obtain the prior written approval of the OTS Regional Director to:

•                  enter into any new third party relationship agreements concerning any credit product, deposit product (including prepaid access), or automatic teller machine or materially amend any such existing agreements (except for amendments to achieve compliance with applicable laws and regulations) or publicly announce any new third party relationship agreements or material amendments to existing agreements;

•                  originate, directly or through any third party, income tax refund anticipation loans or other loans where the expected source of repayment is a tax refund; and

•                  offer an income tax refund transfer processing service directly or through any third party during the 2011 tax season.

The OTS advised us on October 6 that it has determined that the Bank engaged in unfair or deceptive acts or practices in violation of Section 5 of the Federal Trade Commission Act and the OTS Advertising Regulation in connection with the Bank’s operation of the iAdvance program, and required the Bank to discontinue all iAdvance® line of credit origination activity by October 13, 2010.

We expect to continue to service our existing third party relationship agreements consistent with their terms and the OTS Directives and are cooperating with the OTS to correct those aspects of our operations that have been determined by OTS to be deficient, and believe we have made progress to date.

We cannot predict with assurance whether and to what extent the OTS will address other compliance and supervisory matters in addition to those described above.  However, the OTS has informed us that it will address in the future its expectations with respect to reimbursement of borrowers under the iAdvance program.

It is anticipated that the discontinuance of the iAdvance program and the potential discontinuance of the tax-related programs (which are subject to OTS approval) will eliminate a substantial portion of MPS’ gross profit (net revenue less direct expenses). In addition, the discontinuance of the iAdvance program may result in elevated rates of nonpayment on outstanding iAdvance loans. We cannot predict the effect on the results of operations or financial condition of the Bank or the Company of future OTS actions or whether we will receive the approval of the OTS Regional Director for the activities described above, or restrictions imposed on us under such approvals, if any.

Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties, including, but not limited to, the scope of restrictions and compliance requirements and penalties of enforcement actions related to the matters described above or any others which may be initiated, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive. The Company does not undertake any obligation to update the forward-looking statements contained in this Current Report on Form 8-K in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W Leedom
David W. Leedom
Executive Vice President, Secretary, Treasurer,
and Chief Financial Officer

Date: October 12, 2010